EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On October 31, 2006, Crawford & Company (“Crawford” or the “Company”) completed the acquisition of Broadspire Management Services, Inc. (“Broadspire”) pursuant to a Stock Purchase Agreement dated as of August 18, 2006 (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, the Company purchased all of the outstanding capital stock of Broadspire from Platinum Equity, LLC (“Platinum”) for a purchase price of $150 million plus other acquisition-related costs of approximately $2.6 million. As a result of the acquisition, Broadspire became a wholly-owned subsidiary of the Company. In connection with the closing of the acquisition, on October 31, 2006 the Company and Platinum entered into Amendment No. 1 to the Stock Purchase Agreement. The amendment provides for the assignment and assumption of certain excluded assets and liabilities under the Stock Purchase Agreement.
Broadspire is a third-party administrator offering a comprehensive integrated platform of casualty claim and medical management services.
The determination and allocation of the purchase price of Broadspire is based upon preliminary estimates of the fair values of assets acquired and liabilities assumed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price is allocated to Broadspire’s net assets based on their estimated fair values as of the consummation date. All purchase accounting allocations presented herein, including but not limited to intangible assets, goodwill, and deferred income taxes are presented on a preliminary basis and are subject to future revision upon finalization of valuation reports from independent third parties. In addition, the purchase price is subject to a final adjustment based on the working capital we acquired. The Stock Purchase Agreement provides for a 150 day period in which Crawford and Platinum must finalize the working capital adjustment. The final allocation of the purchase price and the effect of the final allocation on results of operations may differ significantly from the pro forma amounts included herein. We have allocated to goodwill the excess of the purchase price over the net tangible and identifiable intangible assets we acquired and liabilities we assumed.
On October 31, 2006, Crawford also entered into a Credit Agreement. The Credit Agreement includes revolving credit and term loan facilities in the aggregate principal amount of $310 million. We financed the Broadspire acquisition, including related costs, with approximately $152.6 million in financing from the Credit Agreement into which we entered contemporaneously with the closing of the Broadspire acquisition. The Credit Agreement is pre-payable at any time and is scheduled to expire on October 31, 2013. Substantially all of the assets of the Company, including those of Broadspire, are pledged as collateral under the Credit Agreement. The term loan facility has an interest rate of LIBOR plus 2.50%, which was 7.86% as of October 31, 2006. The revolving credit facility has variable interest rates based on LIBOR and other factors set by the lenders. At October 31, 2006, the weighted-average rate on the revolving credit facility was 7.68%.
We are exposed to changes in interest rates as a result of our debt related to the Broadspire acquisition. If market interest rates increased an average of 12.5 basis points, our annual interest expense on our debt related to the Broadspire acquisition would increase by approximately $191,000.
The following unaudited pro forma condensed combined financial statements are based on Crawford & Company’s historical consolidated financial statements and Broadspire’s historical consolidated financial statements, adjusted to give effect to the October 31, 2006 Broadspire acquisition and the execution of the Credit Agreement.
The unaudited pro forma condensed combined balance sheet as of June 30, 2006 gives effect to the Broadspire acquisition and execution of the Credit Agreement as if both had occurred on June 30, 2006. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2006 and the year ended December 31, 2005 give effect to the Broadspire acquisition and execution of the Credit Agreement as if both had occurred on January 1, 2005. The unaudited pro forma condensed combined financial statements include adjustments directly attributable to the Broadspire acquisition and related financing transactions that have a continuing impact on the combined businesses. The pro forma adjustments are described in the accompanying notes.
The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Crawford and Broadspire been a combined company during the specified periods. The pro form adjustments are based on the preliminary information available at the time of preparation of this Form 8-K/A and are based on certain assumptions that management believes are reasonable.
The pro forma information is prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and is provided for comparison and analysis purposes only. The unaudited pro forma condensed combined financial statements do not purport to represent the results of operations of the combined operations of Crawford and Broadspire as if the Broadspire acquisition and related financing transactions actually occurred as of such dates or of the results that the combined operations would have achieved after the Broadspire acquisition. The unaudited pro forma condensed combined statements of income do not include any material non-recurring charges that will arise as a result of the Broadspire acquisition and related transactions.

We expect to achieve significant operational synergies from the acquisition. We have accrued a liability of approximately $2.3 million for severance payments to Broadspire employees terminated as a result of the acquisition and $432,000 to cover the cost of Broadspire office leases that have been or will be terminated. This liability was recorded in accordance with EITF Issue 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” We do not expect to replace any of the employees terminated nor do we expect revenues to be negatively impacted by their termination. The accompanying unaudited pro forma condensed combined statements of income include a pro forma adjustment to remove the salaries and wages of the Broadspire employees terminated in conjunction with the acquisition.
We expect to combine 35 leased Crawford and Broadspire offices in cities where both companies maintain offices. Most offices will be vacated upon expiration of the lease. Approximately six leases will be terminated prior to the expiration of the lease. The liability discussed above covers the cost of terminating the three Broadspire leases that will be terminated prior to the expiration of the leases. Crawford expects to record a charge of approximately $583,000 in the quarter ended December 31, 2006 to cover the cost of terminating three Crawford leases prior to the expiration of the leases. The impact of combining these offices is not reflected as a pro forma adjustment in the accompanying unaudited pro forma condensed combined statements of income. Once all offices are combined, we expect to save a total of approximately $4.3 million annually from combining these offices.
In addition, we have terminated 76 Crawford employees as a result of the acquisition and expect to record a charge of approximately $1.1 million during the quarter ended December 31, 2006 to cover the severance payments to these employees. Crawford expects the annual savings from these terminations to be approximately $5.3 million. This amount is not reflected as a pro forma adjustment in the accompanying unaudited pro forma condensed statements of income.
Lastly, Broadspire was charged by Platinum for management and various other services. We expect to substantially reduce Broadspire’s expenses in the future as many of the services provided by Platinum will either not be provided in the future or will be provided by Crawford at no incremental cost to the combined company. For the year ended December 31, 2005 and for the six-month period ended June 30, 2006, we estimate that approximately $13.0 and $4.9 million, respectively, of such charges will not recur in the future or represent services that will be provided by Crawford at no incremental cost to the combined company. The accompanying unaudited pro forma condensed combined statements of income include pro forma adjustments to remove these Platinum charges.

Crawford & Company
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands)

	Historical
	As of June 30, 2006		Pro Forma
			Adjustments		Pro Forma
	Crawford	Broadspire	Note 3		Combined
Assets
Cash and cash equivalents	$64,980	$12,110	$(12,110	)A	$64,980
Accounts receivable, net	172,751	17,864	(4,205	)A	186,410
Escrow receivable	—	18,000	(18,000	)A	—
Unbilled revenues, at estimated billable amounts	102,388	4,191			106,579
Receivable held in trust — current portion	—	11,895	(2,509	)A	9,386
Receivable from Platinum	—	235,276	(235,276	)A	—
Prepaid expenses — current portion	18,958	3,847	(1,522	)A	21,283

Total current assets	359,077	303,183	(273,622)		388,638
Property and equipment, net	33,115	5,303	(219	)B	38,199
Capitalized software development costs, net	34,700	2,356			37,056
Receivable held in trust, net of current portion	—	15,279			15,279
Escrow receivable, net of current portion	—	8,000	(8,000	)A	—
Client funds	—	63,257	(63,257	)C	—
Other noncurrent assets and noncurrent prepaids	16,665	1,968			18,633
Deferred income tax asset, net	37,976	—	(6,084	)E	31,892
Intangible assets, net	—	3,711	(3,711	)D	113,300
			113,300	E

Goodwill	110,833	8,691	(8,691	)D	256,162
			145,329	E

Total assets	$592,366	$411,748	$(104,955)		$899,159

Liabilities
Short-term borrowings	$30,354	$—	—		$30,354
Accounts payable	39,317	14,821	$(1,996	)A	52,142
Accrued compensation and related cost	42,534	11,316	2,346	F	56,196
Deposit on sale of real estate	8,000	—			8,000
Claims payable	—	260	(260	)C	—
Payable to former owners of acquired businesses	—	4,140	(1,246	)A	2,894
Deferred revenues — current portion	25,739	57,572	(8,447	)B	74,864
Self-insured risks	15,898	3,861	(911	)B	18,848
Accrued income taxes	24,479	—			24,479
Deferred lease obligations — current portion	—	341	(341	)A	—
Current installments of long-term debt	11,427	—			11,427
Other accrued liabilities	23,662	11,123	(4,142	)A	31,075
			432	F

Total current liabilities	221,410	103,434	(14,565)		310,279

Long-term debt, less current installments	40,212	—	152,570	G	192,782
Deferred revenues, net of current portion	10,268	69,820	(10,245	)B	69,843
Self-insured risks	11,300	—	2,965	B	14,265
Minimum pension liabilities	103,425	—			103,425
Post-retirement medical benefits obligations	4,352	—			4,352
Client escrow deposits	—	62,997	(62,997	)C	—
Deferred lease obligations, net of current portion	—	4,023	(1,266	)A	2,814
			57	B

Other noncurrent liabilities	14,151	—			14,151

Total liabilities	405,118	240,274	66,519		711,911

Excess of fair value over cost — continuing operations	—	3,305	(3,305	)D	—

Shareholders’ Investment
Class A common stock	24,675	—			24,675
Class B common stock	24,697	—			24,697
Retained earnings	205,989	168,169	(168,169)		205,989
Additional paid-in capital	8,421	—			8,421
Accumulated other comprehensive loss	(76,534)	—			(76,534)

Total shareholder’s investment	187,248	168,169	(168,169)		187,248

Total liabilities and shareholder’s investment	$592,366	$411,748	$(104,955)		$899,159

See accompanying notes

Crawford & Company
Unaudited Pro Forma Condensed Combined Statements of Income
For the Six-Month Period Ended June 30, 2006
(In thousands, except earnings (loss) per share)

			Pro Forma
	Historical		Adjustments		Pro Forma
	Crawford	Broadspire	Note 3		Combined
Revenues:
Revenues before reimbursements	$394,209	$104,178			$498,387
Reimbursements	37,230	2,839			40,069

Total revenues	431,439	107,017			538,456

Costs and Expenses:
Cost of services provided, before reimbursements	304,959	81,526	$2,277	H	385,592
			(3,170	)I

Reimbursements	37,230	2,839			40,069

Cost of services	342,189	84,365	(893)		425,661

Selling, general, and administrative expenses	72,032	32,206	(443	)J	96,015
			(4,984	)K
			(2,796	)I

Corporate interest income	1,103	7,270			8,373
Corporate interest expense	2,695	24	5,996	L	8,715

Net corporate interest expense	1,592	(7,246)	5,996		342

Total Costs and Expenses	415,813	109,325	(3,120)		522,018

Income (loss) from continuing operations before income taxes	15,626	(2,308)	3,120		16,438
Income tax expense (benefit)	5,565	191	113	M	5,869

Net income (loss) from continuing operations	$10,061	$(2,499)	$3,007		$10,569

Earnings (loss) per share from continuing operations:
Basic	$0.20				$0.22
Diluted	$0.20				$0.21

Average number of shares used to compute:
Basic earnings (loss) per share	49,137,000				49,137,000
Diluted earnings (loss) per share	49,318,000				49,318,000
See accompanying notes

Crawford & Company
Unaudited Pro Forma Condensed Combined Statements of Income
For the Year Ended December 31, 2005
(In thousands, except earnings per share)

	Historical		Pro Forma
			Adjustments		Pro Forma
	Crawford	Broadspire	Note 3		Combined
Revenues:
Revenues before reimbursements	$771,983	$239,437			$1,011,420
Reimbursements	82,784	2,539			85,323

Total revenues	854,767	241,976			$1,096,743

Costs and Expenses:
Cost of services provided, before reimbursements	607,951	185,860	$4,572	H
			(6,250	)I	792,133

Reimbursements	82,784	2,539			85,323

Cost of services	690,735	188,399	(1,678)		877,456

Selling, general, and administrative expenses	138,947	57,952	(875	)J	179,440
			(13,347	)K
			(3,237	)I

Corporate interest income	714	7,451			8,165
Corporate interest expense	5,859	695	11,992	L	18,546

Net corporate interest expense	5,145	(6,756)	11,992		10,381

Total Costs and Expenses	834,827	239,595	(7,145)		1,067,277

Income from continuing operations before income taxes	19,940	2,381	7,145		29,466
Income tax expense	7,059	113	3,459	M	10,631

Net income from continuing operations	$12,881	$2,268	$3,686		$18,835

Earnings per share from continuing operations:
Basic	$0.26				$0.38
Diluted	$0.26				$0.38

Average number of shares used to compute:
Basic earnings per share	48,930,000				48,930,000
Diluted earnings per share	49,347,000				49,347,000
See accompanying notes

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined financial statements are based on Crawford & Company’s historical consolidated financial statements and Broadspire’s historical consolidated financial statements, adjusted to give effect to the October 31, 2006 Broadspire acquisition and execution of the Credit Agreement.
The unaudited pro forma condensed combined balance sheet as of June 30, 2006 gives effect to the Broadspire acquisition and execution of the Credit Agreement as if both had occurred on June 30, 2006. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2006 and the year ended December 31, 2005 give effect to the Broadspire acquisition and execution of the Credit Agreement as if both had occurred on January 1, 2005.
Both Crawford and Broadspire have historically used calendar years and calendar quarters for their reporting periods.
Certain reclassifications have been made to Broadspire’s historical balance sheet and statements of income to conform to the reported historical presentations of Crawford’s balance sheet and statements of income.
The unaudited pro forma condensed combined financial statements should be read in conjunction with Crawford & Company’s historical financial statements and notes thereto included in its Form 10-K for the year ended December 31, 2005 and its Current Reports on Form 10-Q for the subsequent fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and Broadspire’s historical financial statements and notes thereto included as Exhibits 99.1 and 99.2 to this Form 8-K/A.
2. Purchase Price
The determination and allocation of the purchase price of Broadspire is based upon preliminary estimates of the fair values of assets acquired and liabilities assumed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price is allocated to Broadspire’s net assets based on their estimated fair values as of the consummation date. All purchase accounting allocations presented herein, including but not limited to intangible assets, goodwill, and deferred income taxes are presented on a preliminary basis and are subject to future revision upon finalization of valuation reports from independent third parties. In addition, the purchase price is subject to a final adjustment based on the working capital acquired. The Stock Purchase Agreement provides for a 150 day period during which Crawford and Platinum must finalize the working capital adjustment.
The Company paid $150 million cash for the stock of Broadspire. In addition, the Company paid approximately $2,570,000 in acquisition-related costs.
The preliminary purchase price is as follows:

Cash paid	$150,000,000
Acquisition cost	2,570,000

Total consideration paid	$152,570,000
The allocation of the preliminary purchase price is as follows:

Intangible asset – customer relationships	$85,600,000
Intangible asset – trade name	27,700,000
Deferred tax liability, net	(6,084,000)
Net Broadspire liabilities acquired, at fair value	(97,197,000)
EITF 95-3 liability accrued for Broadspire	(2,778,000)
Goodwill	145,329,000

Total	$152,570,000

The customer relationship intangible asset will be amortized on a straight-line basis over its expected useful life of 15 years. The trade name intangible asset has an indefinite life and is not subject to amortization. However, it will be tested for impairment on an annual basis or more frequently if needed.
3. Pro Forma and Purchase Accounting Adjustments
We have prepared the pro forma information and adjustments in accordance with the rules and regulations of the Securities and Exchange Commission. The pro forma combined financial statements include adjustments directly attributable to the Broadspire acquisition and related borrowings under the Credit Agreement that have a continuing impact on the combined entities. The adjustments do not reflect all operational cost savings that may result from the combination of Crawford and Broadspire.
The pro forma adjustments are described below:
A.	Remove assets not acquired and liabilities not assumed by Crawford, per the Stock Purchase Agreement with Platinum. Among those retained by Platinum are (i) all amounts included in “Receivable from Platinum” on the Broadspire’s consolidated balance sheet; (ii) rights to receive or pay future payments, amounts held in escrow, or purchase price adjustments related to the prior sales of Broadspire’s disability and risk/safety businesses or related to Broadspire’s prior purchases covered in the Lumberman’s purchase agreement, the Lindsey Morden purchase agreement, and the Workability purchase agreement; (iii) all rights and obligations under the operating lease for the aircraft; and (iv) Broadspire’s cash and cash equivalents.
B.	Adjust property & equipment, deferred revenues, certain self-insured risks, and lease obligations to fair value at acquisition.

C.	To conform to Crawford’s presentation of client cash held on behalf of clients. Client cash/cash equivalents and the related offsetting liabilities have been removed from the pro forma balance sheet.

D.	Remove amounts previously recorded by Broadspire for goodwill, intangible assets, and excess of fair value over cost related to prior acquisitions made by Broadspire. At acquisition by Crawford on October 31, 2006, all such assets, including those resulting from Crawford’s acquisition of Broadspire, will be adjusted to fair value.

E.	Preliminary allocation of purchase price (see Note 2).

F.	Accrual of planned severance payments for certain Broadspire employees and accrual of early termination charges for certain Broadspire office leases, in accordance with EITF 95-3 “Recognition of Liabilities in Connection with a Purchase Business Combination.”

G.	Borrowings by Crawford to purchase Broadspire.

H.	Amortization expense for finite-lived intangible assets resulting from Crawford’s acquisition of Broadspire, reduced by Broadspire’s historical amortization expense for finite-lived intangible assets related to prior business acquisitions made by Broadspire.

I.	Removal of compensation expense for Broadspire employees who were terminated subsequent to the Crawford acquisition. Related severance payments for these Broadspire employees are included as an EITF 95-3 pro forma adjustment on the pro forma condensed combined balance sheet as of June 30, 2006.

J.	Remove net expense for aircraft lease. This aircraft was used exclusively by Platinum for business not related to Broadspire.

K.	Platinum charges that are not expected to occur in the future and Platinum charges for services that could have been historically provided by Crawford at no incremental cost to the combined company.

L.	Interest expense on additional $152,570,000 of debt used to fund the purchase price of Broadspire, including acquisition-related costs paid.

M.	Imputed federal income tax for Broadspire and income tax benefit associated with additional interest expense from incremental debt incurred to fund the acquisition of Broadspire. Prior to acquisition by Crawford, Broadspire operated as a Subchapter S corporation for federal income tax purposes.